Exhibit 10.2

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into, effective as of May 1st 2009 (the “Effective Date”), by and between China Agritech, Inc., a Delaware corporation (the “Company”), and Ling Xiao Dai, an individual (“Executive” and, together with the Company, the “Parties”).

WITNESSTH

WHEREAS, the Company wishes to ensure that it will have the benefits of Executive’s services on the terms and conditions hereinafter set forth; and

WHEREAS, Executive desires to work for the Company on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the various covenants and agreements hereinafter set forth, the Parties hereto agree as follows:-

1.	Employment, Acceptance and Term

The Company hereby employs Executive, and Executive hereby accepts employment with the Company, for a term commencing on the Effective Date and, unless sooner terminated in accordance with Paragraph 7 of this Agreement, continuing until April 30, 2012 (the “Term”).

2.	Place of work

The normal place of work will be Beijing as it may change from time to time; provided, however, that the Executive shall travel and work both in PRC and abroad, as may be required for the proper fulfillment of her duties.

3.	Hours of Employment.

The Executive's normal hours of employment shall be the usual office hours of the Company that the Company shall from time to time set for each day.  The Company can at any time require the Executive to work such hours outside the normal hours of employment as considered by the Company at its sole discretion to be necessary for the efficient discharge of the duties of the Executive.

4.	Titles, Responsibilities and Reporting

During the Term, Executive shall serve as the Vice President of Finance of the Company and devote her time and energy, attention, skills and ability to the business and affairs of the Company, including but not limited to the following:-

a)          The Executive should work with the accountant of individual operating companies to prepare the consolidation worksheets and consolidated financial statements under the U.S. Generally Accepted Accounting Principles on a monthly basis for the Company.
b)         The Executive should coordinate with external auditors to accomplish auditing and/or review of the financial statements on time.
c)         The Executive should comply with the Company’s internal control systems and strengthen the corporate governance in accordance with Sarbanes-Oxley Act 404.
d)         To facilitate the Company to list its shares on the main exchange or quotation system, the Executive shall coordinate with attorneys, auditors, financial advisors and IR firms, and assist in preparing and filing necessary documents.
e)         The Executive should liaise with the U.S. Securities and Exchange Commission and the NASDAQ or the NYSE Alternext US LLC, assist the Company with complying  with the above organization’s rules and regulations and filing relevant reports and documents in a timely manner.
f)         The Executive should organize information for disclosure and presentation purposes, and work with IR firms.
g)         The Executive should participate in, organize and arrange for financing and fund raising in capital market.
h)         The Executive should manage the relationship with agents and media, and otherwise assist in matters related to public relations.
i)         The Executive should follow up, understand and monitor matters relating to listing on main board, capital raising, merger and acquisition in accordance with the direction of the board of director in a timely manner.
j)         The Executive should review the Company’s internal control system on financial reporting on a regular basis and recommend any step to improve its internal control system.

5.	Compensation

a.         Salary

During the Term, the Company shall pay Executive a base salary (the “Annual Base Salary”) of US$36,000 per annum, payable in advance on a monthly basis.

b.         Taxes

The Executive shall be responsible for paying individual income taxes for any of her compensation received from the Company.  If the Company is required to withhold or otherwise pay taxes for the Executive, her compensation will be reduced accordingly.

6.	Benefits

Expenses.  During the Term, the Company shall promptly reimburse Executive for all reasonable out-of-pocket expenses actually incurred by her in connection with the performance of her duties hereunder, upon the Executive’s presentation to the Company of an itemized account of such expenditures, in accordance with Company practices.

7.	Termination

a.         Termination by the Executive. The Executive may terminate the employment with the Company at any time for any reason or no reason at all, upon one (1) month advance written notice to the Company.  During such notice period the Executive shall continue to diligently perform all of her duties hereunder.  The Company shall have the option, in its sole discretion, to make the Executive's termination effective at any time prior to the end of such notice period as long as the Company pays the Executive the salary to which the Executive is entitled up through the last day of the one (1) month notice period.  Thereafter, all obligations of the Company shall cease.

b.         Termination upon disability. If, during the Term, Executive should become “Totally Disabled”, then, in such event, the Company may terminate Executive’s employment.  Such termination of the Term shall become effective five (5) days after the Company gives written notice of such termination to Executive, or to Executive’s spouse or legal representative.  If Executive is terminated as aforesaid, Executive shall be entitled to receive the Annual Base Salary through the date of termination.  The Company shall pay Executive’s spouse or estate, as the case may be, any unpaid reimbursable business expenses incurred through the last day of Executive’s employment by the Company.
For purposes of this Agreement, “Totally Disabled” means a physical or mental disability or infirmity of the Executive that prevents the normal performance of substantially all his duties as Vice President of Finance pursuant to Section 4 of this Agreement, which disability or infirmity exists for any continuous period of 180 days.

c.         Termination without good reason or with Cause.  If prior to the expiration       of the Term, the Executive’s employment is terminated by the Company for Cause, or the Executive resigns from her employment hereunder other than for good reason, the Executive will be entitled only to payment of his salary as then in effect through and including the date of termination or resignation.  Termination for “Cause” means termination of the Executive’s employment by the Company because of:

(i)  any act or omission that constitutes a breach by the Executive of any of her obligations under this Agreement or any Company policy or procedure and failure to cure such breach after notice of, and a reasonable opportunity to cure, such breach;

(ii)  the continued willful failure or refusal of the Executive to substantially perform the duties reasonably required of her as an employee of the Company for which she was hired;

(iii)  an alleged act (with credible substantiated evidence) of moral turpitude, dishonesty, fraud or violation of laws, or criminal conviction of, the Executive which in the determination of the board of directors of the Company (in its sole discretion) would render his continued employment by the Company damaging or detrimental to the Company or its affiliates in any way; or

(iv)  any misappropriation of Company property by the Executive.

d.         This Agreement may be terminated otherwise in accordance with PRC Laws.

8.	Acknowledgment of Company Assets

The Executive acknowledges that the Company, at the Company’s expense, has acquired, created and maintains, and will continue to acquire, create and maintain, significant goodwill with its current and prospective customers, vendors and employees, and that such goodwill is valuable property of the Company.  The Executive further acknowledges that to the extent such goodwill will be generated through the Executive’s efforts, such efforts will be funded by the Company and the Executive will be fairly compensated for such efforts. The Executive acknowledges that all goodwill developed by the Executive relative to the Company’s customers, vendors and employees will be the sole and exclusive property of the Company and will not be personal to the Executive.

9.	Exclusive Property

The Executive confirms that all confidential information is and will remain the exclusive property of the Company.  All business records, papers and documents kept or made by Executive relating to the business of the Company will be and remain the property of the Company.  Upon termination of the Executive’s employment with the Company for any reason, the Executive shall promptly deliver to the Company all of the following that are in the Executive’s possession or under his control: (i) all computers, telecommunication devices and other tangible property of the Company and its affiliates, and (ii) all documents and other materials, in whatever form, which include confidential information or which otherwise relate in whole or in part to the present or prospective business of the Company or its affiliates, including but not limited to, drawings, graphs, charts, specifications, notes, reports, memoranda, and computer disks and tapes, and all copies thereof.

10.	Non-Competition.

For the period of six months following the termination of the employment of the Executive, the Executive shall not, either alone or jointly with others, whether as principal, agent, consultant, director, partner, shareholder, employee or in any other capacity, whether directly or indirectly through any other person, firm or company, and whether for her own benefit or that of others, save as the beneficial owner of shares or other securities of a body corporate whose shares are quoted on a recognized stock exchange and which when aggregated with shares or securities beneficially owned by his spouse, children,  step-children, parents and parents' children total no more than five percent of any single class of shares or securities in such corporate body, be engaged or concerned or interested in or carry on any business conducted in the USA, Hong Kong and the PRC which competes with any business carried on by the Company or its affiliates at the date of such termination and in which the Executive was involved at any time during the last one year of the employment or in relation to which the Executive acquired any confidential information during the course of her employment with the Company.

11.	Binding Effect.

Except as otherwise provided herein, this Agreement shall insure to the benefit of, and be binding upon, the Company and its successors and assigns, and upon Executive and her executors, administrators, heirs and legal representatives.

12.	Arbitration.

Any dispute, controversy or claim arising out of or relating to this Agreement shall be settled by binding and final arbitration in Beijing city under the commercial arbitration rules of the People’s Republic of China then existing.  The decision of the arbitration shall be final and judgment on the arbitration award may be entered in any court having jurisdiction of the subject matter over the controversy.

13.	Governing Law.

This Agreement shall be construed in accordance with and governed by the laws of the People’s Republic of China.

14.	Notices.

Any notice required or permitted to be given hereunder shall be given in writing and may give by telex, telegram, facsimile transmission or similar method if confirmed by mail as herein provided and addressed as follows:

If to the Company:	China Agritech, Inc. Room 3F, No. 11 Building, Zhonghong International Business Garden, Future Business Center Chaoyang North Road, Chaoyang District Beijing 100024 People's Republic of China

If to Executive:	Ling Xiao Dai Apt. 2301-2302, Tower C Jiaduoliyuan, 19, East Third Ring South Road, Chaoyang District, Beijing, China

If sent postage prepaid by registered mail, return receipt is requested.  [Notice may be sent by hand delivery to any party at the address of the party first above set forth].  If notice, direction or instruction is given by telex, telegram or facsimile transmission or similar method or by hand delivery, it shall be deemed to have been given or made on the day on which it was given, and if mailed, shall be deemed to have been given or made on the third business day following the day after which it was mailed.  Any party may, from time to time, by like notice give notice of any change of address and, in such event, the address of such party shall be deemed to be changed accordingly.

15.	Entire Agreement.

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous oral and prior written agreements and understandings.

16.	Survivability.

The provisions of this Agreement which by their terms call for performance subsequent to termination of the Term shall so survive any such termination.

17.	Counterparts.

This Agreement may be executed in two counterparts and by different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

IN WITNESS WEREOF, each of the Parties hereto has duly executed this Agreement as of the date and year first above written.

CHINA AGRITECH, INC.
A Delaware corporation

By:	/s/ Yu Chang
Name: Yu Chang
Title: Chairman and CEO

/s/ Ling Xiao Dai
Ling Xiao Dai